EXHIBIT 99.1

Zomedica Announces Management Changes

Repositioning for Next Stage of Growth

ANN ARBOR, Mich., Dec. 03, 2019 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (“Zomedica”) (NYSE American: ZOM) (TSX-V: ZOM), a veterinary diagnostic and pharmaceutical company, announced that Gerald Solensky, Jr. has resigned as Chief Executive Officer, Chairman and a Director of Zomedica, effective immediately. Mr. Solensky will continue as a consultant to the Zomedica’s operating subsidiary, Zomedica Phamaceuticals, Inc.

Shameze Rampertab, Chief Financial Officer, will act as interim CEO until a replacement is found. Mr. Rampertab has been with Zomedica since 2016. Additionally, Dr. Johnny D. Powers, currently an Independent Zomedica Director, will be named as Strategic Advisor and will provide day-to-day strategic oversight and management guidance to Mr. Rampertab. Dr. Powers has extensive animal healthcare industry experience, most recently with IDEXX Laboratories where he was Executive VP with responsibility for product pipeline and commercialization across multiple business units.  Over his career, Dr. Powers has overseen the development and commercialization of hundreds of diagnostic platforms and assays across the pet and human healthcare industries.  In his new role, he will work closely with the executive leadership team with a primary focus on driving our new products into commercialization.  The Board will immediately initiate a process to recruit a permanent replacement CEO, which will be conducted in a thoughtful and thorough, but expeditious, manner.

Jeffrey Rowe will assume the role of Chairman. The Board also intends to maintain the size of the Board at the number of Directors before the resignation of Mr. Solensky, and currently anticipates appointing the permanent CEO to the Board.

On behalf of the Board, Mr. Rowe commented, “The Board is very thankful for all of the efforts of Mr. Solensky in leading Zomedica (and its predecessor) since inception in 2015. We believe that Zomedica is now well positioned to commercialize its product pipeline capitalizing on the solid foundation built during Jerry’s tenure. The Board, executive team and employees are excited about Zomedica’s future. The Board also has full confidence in the ability of Mr. Rampertab to lead Zomedica on an interim basis, and he has earned the respect of the Board, executive team and employees since joining Zomedica in 2016.”

Mr. Solensky added, “Founding and driving the growth of Zomedica has been a privilege. I believe that Zomedica is poised to achieve commercial success in delivering diagnostic platforms and therapeutic candidates that will improve the clinical care of our pets. I look forward to seeing its future accomplishments.”

Departure Terms

Zomedica has entered into a severance agreement with Mr. Solensky which provides for severance payments to Mr. Solensky in an amount consistent with the terms of his employment agreement.  Payments are expected to be made in two tranches on or before mid-January 2020. Zomedica has also entered into a cooperation agreement (the “Cooperation Agreement”) with Mr. Solensky as a significant shareholder of Zomedica (approximately 37% of the outstanding common shares as of the date hereof).  The Cooperation Agreement includes the following provisions:

  A restriction on the ability of Mr. Solensky to sell his common shares of Zomedica, subject to permitted exceptions.  Exceptions include certain transfers to Equidebt LLC, which has a credit facility with Zomedica, and a transfer process whereby Zomedica is permitted to designate a proposed purchaser of any shares that Mr. Solensky intends to sell.

  A commitment to vote his common shares in support of matters proposed by the Board of Directors at shareholder meetings, including directors proposed for election by the Board.

  Certain restrictions in relation to actions as shareholder, including supporting any person who intends to contest the election of directors of Zomedica or making any proposal in respect of a merger transaction.

The Cooperation Agreement has a term that expires on the second annual shareholder meeting of Zomedica, subject to early termination if Mr. Solensky ceases to own 10% of the outstanding common shares of Zomedica. The above description is subject to the detailed terms of the Cooperation Agreement, which will be filed on Zomedica’s SEDAR profile.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) (TSX-V: ZOM) is a veterinary diagnostic and pharmaceutical company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: market and other conditions, uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and pilot and pivotal studies, uncertainty as to the likelihood and timing of regulatory approvals, availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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Investor Relations Contact:
Shameze Rampertab, CFO
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519

Media Contact:
Meredith Newman
mnewman@zomedica.com
+1 734.369.2555 ext. 119